UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported) March 31, 2003

RBX CORPORATION

(Exact name of registrant as specified in its chapter)

Delaware (State or other jurisdiction of incorporation)	0-49910 (Commission File Number)	94-3231901 (IRS Employer Identification No.)

5221 ValleyPark Drive, Roanoke, Virginia (Address of principal executive offices)	24019 (Zip Code)

Registrant’s telephone number, including area code 540-561-6000

(Former name or former address, if changed since last report)

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(c)	Exhibit.

99.1	Consolidated financial statements for February 28, 2003

ITEM 9. REGULATION FD DISCLOSURE

RBX Corporation (the “Company”) provided their consolidated financial statements for February 28, 2003 to State Street Bank and Trust Company (“trustee”), a copy of which is attached hereto as Exhibit 99.1, in connection with reporting requirements related to our 12% SENIOR SECURED NOTES (“Secured Notes”).

These consolidated financial statements have been prepared solely to meet certain covenant requirements of the Company’s Secured Notes, therefore the Company cautions readers not to place undue reliance upon the information contained therein. These consolidated financial statements contain unaudited information, are limited in scope, cover a limited time period and do not include all disclosures required under generally accepted accounting principles. There can be no assurance that the information is complete. The consolidated financial statements also contain information for periods that may be shorter or otherwise different from those contained in the Company’s reports pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Such information may not be indicative of the Company’s financial condition or operating results for the periods reflected in the Company’s financial statements or in its reports pursuant to the Exchange Act and readers are cautioned to refer to the Exchange Act filings. Moreover, the consolidated financial statements and other communications from the Company may include forward-looking statements subject to various assumptions regarding the Company’s operating performance that may not be realized and are subject to significant business, economic and competitive uncertainties and contingencies, including those described in this report, many of which are beyond the Company’s control. Consequently such matters should not be regarded as a representation or warranty by the Company that such matters will be realized or are indicative of the Company’s financial condition or operating results for future periods or the periods covered in the Company’s reports pursuant to the Exchange Act. Actual results for such periods may differ materially from the information contained in the consolidated financial statements and the Company undertakes no obligation to update or revise the consolidated financial statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RBX CORPORATION (Registrant)

Date March 31, 2003	/s/ HARRY L. SCHICKLING
Harry L. Schickling Vice President – Administration and Secretary

EXHIBIT INDEX

Exhibit Number	Description
99.1	Consolidated financial statements for February 28, 2003